UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 2/29/2016

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13879

Delaware	98-0181725
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8310 South Valley Highway

Suite 350

Englewood, Colorado, 80112

(Address of principal executive offices, including zip code)

(303)792-5554

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As disclosed in the current report on Form 8-K of Innospec Inc. (the “Company”) dated September 11, 2015, Patrick J. McDuff communicated to the Company his intention to resign from his positions with the Company and the Company’s subsidiary, Innospec Fuel Specialties LLC (“Innospec Fuel Specialties”), effective as of March 5, 2016. As further disclosed in the current report on Form 8-K of the Company dated December 23, 2015, Mr. McDuff ceased serving as an executive officer of the Company as of December 31, 2015.

On February 29, 2016, Innospec Fuel Specialties and Mr. McDuff entered into a settlement agreement (the “Settlement Agreement”) to resolve disputes relating to the enforceability of certain restrictive covenants contained in Mr. McDuff’s Executive Services Agreement dated May 7, 2015, which include non-competition and non-solicitation covenants. The Settlement Agreement provides for Innospec Fuel Specialties to make an initial payment to Mr. McDuff of $165,000, with an additional $330,000 payable to Mr. McDuff on September 5, 2017 subject to his continued compliance with the Settlement Agreement. In exchange, Mr. McDuff has agreed to the enforceability and extension of the restrictive covenants through September 5, 2017.

The foregoing description of the Settlement Agreement is only a summary and is entirely qualified by reference to the actual Settlement Agreement, a copy of which is included as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

See the attached exhibit index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

By:	/s/ David E. Williams
Name:	David E. Williams
Title:	VP, General Counsel and CCO

Date: March 3, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Settlement Agreement made and entered into as of February 26, 2016 between Innospec Fuel Specialties LLC and Patrick McDuff

4